UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      March 27, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02.    Results of Operations and Financial Condition.

On March 27, 2014, AdCare Health Systems, Inc. (the “Company”) announced its results of operations for the year ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1.
The information provided pursuant to this Item 2.02 and 7.01 of this Current Report, including Exhibits 99.1 and 99.2, are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain non-GAAP financial measures. Specifically, the Company presents “Adjusted EBITDAR from continuing operations” and “Adjusted EBITDA from continuing operations.” The Company defines: (i) Adjusted EBITDAR from continuing operations as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss and other non-routine adjustments; and (ii) Adjusted EBITDA from continuing operations as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, and other non-routine adjustments.
Adjusted EBITDAR from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations, as determined in accordance with GAAP. Adjusted EBITDAR from continuing operations and Adjusted EBITDA from continuing operations are used by the Company’s management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, certain acquisition related charges and other non-routine adjustments. The Company believes these non-GAAP financial measures are useful to investors in evaluating the Company’s performance, results of operations and financial position for the following reasons:
•They are helpful in identifying trends in the Company’s day-to-day performance because the items excluded have little or no significance to the Company’s day-to-day operations;

•They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•They provide data that assists management o determine whether or not adjustments to current spending decisions are needed.

The Company believes that the use of these non-GAAP financial measures provide a meaningful and consistent comparison of the Company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the Company’s day-to-day operations.
Quantitative reconciliations of Adjusted EBITDAR from continuing operations and Adjusted EBITDA from continuing operations to the most directly comparable GAAP financial measures are included in the press release listed as Exhibit 99.1 to this Current Report.
Item 7.01.    Regulation FD Disclosure.

At 10:00 a.m. ET on Friday, March 28, 2014, the Company will hold its quarterly earnings call and will utilize a slide presentation in conjunction with the earnings call. A copy of the slide presentation is furnished herewith as Exhibit 99.2.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release dated March 21, 2014.

99.2	AdCare Health Systems, Inc. Annual 2013 Conference Call Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated March 21, 2014.

99.2	AdCare Health Systems, Inc. Annual 2013 Conference Call Presentation
Slides.